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                                                                     EXHIBIT 5.1

                               OPINION OF COUNSEL


                                FEBRUARY 3, 1998


Simpson Manufacturing Co., Inc.
4637 Chabot Drive, Suite 200
Pleasanton, California 94588-0789

Ladies and Gentlemen:

We have acted as counsel for Simpson Manufacturing Co., Inc. (the "Company") in connection with its Registration Statement on Form S-3 (File No. 333-44603) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 1,437,500 shares of the Company's Common Stock, without par value, to be sold by certain Selling Shareholders named in such Registration Statement. We are of the opinion that the shares being so registered for sale by such Selling Shareholders have been duly authorized and validly issued and are fully paid and nonassessable.


We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to such Registration Statement.


                                          Very truly yours,

                                          SHARTSIS, FRIESE & GINSBURG LLP


                                                  /s/ DOUGLAS L. HAMMER


                                          By

                                                     Douglas L. Hammer